CONSENT OF INDEPENDENT PUBLIC ACCOUNTS
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As independent public accountants, we hereby consent to the incorporation of our report on the consolidated financial statements of The Fairchild Corporation and Subsidiaries for the year end June 30, 1994, included in this Form 10-K into the Company's previously filed for Form S-8 Registration Statements Nos. 35-27317, 33-21698 and 33-06183.





Washington, DC
September 21, 1994